Exhibit 99.1

NEWS

Cooper Tire Announces Closing of
Transaction to Sell CCT Joint Venture

Management Webcast Set for Thursday, December 4 at 4:30 p.m. EST

FINDLAY, Ohio, Dec. 1, 2014 –Cooper Tire & Rubber Company (NYSE: CTB) today announced that it has closed the sale of its 65 percent ownership in Cooper Chengshan (Shandong) Tire Company Ltd (CCT) to Chengshan Group Company Ltd. for approximately $262 million net of taxes and including dividends in accordance with the previously announced option agreement. Within the coming days, the company will file pro forma financial statements in conjunction with a Form 8-K related to the transaction with the U.S. Securities and Exchange Commission (SEC).

“Resolving the ownership of CCT has been a key goal for us, and we are pleased to have it completed as we continue to execute our long-term growth plans for China,” said Cooper Chairman, Chief Executive Officer and President Roy Armes. “With the closing, offtake agreements go into effect under which CCT will continue to produce Cooper-branded products, including Roadmaster tires, through mid-2018. The purpose of the offtake agreements is to provide a secure source of product while also allowing Cooper the flexibility to continue to identify and develop alternative sources for these tires. This could take a variety of forms including an agreement with another supplier, a joint venture, an acquisition, adding capacity to our other facilities, buying a facility and running it ourselves, or building a new plant. We have the financial capacity to take any of these paths or a combination that best serves our business and our customers,” Armes added.

Webcast Thursday, Dec.4, 2014 at 4:30 p.m. EST

Cooper will host a webcast on Thursday, Dec. 4 at 4:30 p.m. EST to discuss the CCT transaction, the recently announced preliminary countervailing duties on certain passenger and light truck tires imported into the United States from China, and the potential financial and business implications of these matters. The webcast may be accessed on the investor relations page of the company’s website at www.coopertire.com or at http://www.media-server.com/m/p/t3mhjobg. Within two hours following the webcast, it will be archived and available for 30 days at these websites.

Forward-Looking Statements

This news release contains what Cooper believes are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations or matters that Cooper anticipates may happen, which involve uncertainty and risk. Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates,” “expects,” “will,” “should, “ “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of Cooper’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to: changes to tariffs or the imposition of new tariffs or trade restrictions; changes in interest or foreign exchange rates; the risks associated with doing business outside of the United States; the impact of labor problems, including labor disruptions at Cooper or at one or more of its large customers or suppliers, including CCT; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in Cooper’s relationship with its joint-venture partners or suppliers, including any changes with respect to CCT’s production of Cooper-branded products; and the ability to find an alternative source for products supplied by CCT.

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Cooper Announces Closing of CCT Sale--2

It is not possible to foresee or identify all such factors. Any forward-looking statements in this news release are based on certain assumptions and analyses made by Cooper in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.

The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in the Company's periodic filings with the U. S. Securities and Exchange Commission (“SEC”).

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About Cooper Tire & Rubber Company

Cooper Tire & Rubber Company (NYSE: CTB) is the parent company of a global family of companies that specialize in the design, manufacture, marketing, and sales of passenger car and light truck tires. Cooper and its subsidiaries also sell medium truck, motorcycle and racing tires. Cooper's headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design facilities within its family of companies located in 11 countries around the world. For more information on Cooper, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Investor Contact:

Christine Hanneman

419.424.4214

cjhanneman@coopertire.com

Media Contact:

Anne Roman

419.429.7189
alroman@coopertire.com